UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2005

HMS Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

New York	0-50194	11-3656261

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

401 Park Avenue South, New York, New York 10016

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (212) 725-7965

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers
SIGNATURE

Item 2.05. Costs Associated with Exit or Disposal Activities.

     On March 31, 2005, after engaging in a review of the Company’s business strategies, plans and operations, the Board of Directors of HMS Holdings Corp. (the “Company”), determined to, and authorized and committed to a plan to, sell or otherwise divest the medical claiming businesses conducted by the Company’s Accordis subsidiary. The Company does intend to retain the reimbursement services business of Accordis, which accounted for $6.5 million of revenue and $2.5 million of operating margin in 2004.

     Accordis provides business office services for hospitals and other healthcare providers. The Company intends to complete the discontinuance of the Accordis business within the next 12 months by selling the business to a third party. Although the Company has received expressions of interest in acquiring the Accordis business, the Company does not have any acquisition commitments and the Company can give no assurance that the divestiture will occur.

     As of the date of this Current Report on Form 8-K, the Company is not able in good faith to make a determination or estimate of the proceeds that may be obtained for the Accordis business or the amount or range of amounts of costs expected to be incurred in connection with the divestiture.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

     Effective May 1, 2005, Robert M. Holster will succeed William F. Miller III as Chief Executive Officer. Mr. Miller will continue in his role as Chairman and will focus his attention on various strategic alternatives, including the Accordis disposition. Also on that date, William C. Lucia will succeed Mr. Holster as the Company’s President and Chief Operating Officer.

     Robert M. Holster, 58, re-joined the Company in April of 2001 as President and Chief Operating Officer. From 1993 through 1998, Mr. Holster served as President and Chief Executive Officer of HHL Financial Services, Inc., at the time one of the nation’s largest healthcare accounts receivable management companies. From 1998 to 2000, Mr. Holster served as Trustee of the HHL Trust. Previously, Mr. Holster served as the Company’s Executive Vice President from 1982 through 1993 and as a director from 1989 through 1996. Prior to 1982, Mr. Holster served in a number of executive positions including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc. Mr. Holster is currently a director of Hi-Tech Pharmacal, Inc. and Varsity Group Inc.

     William C. Lucia, 47, President of the Company’s Health Management Systems, Inc. subsidiary, joined the Company in 1996. Mr. Lucia has held several positions with the Company including: President, Payor Services Division, 2001 to 2002; Vice President and General Manager, Payor Services Division, 2000 to 2001; Vice President, Business Office Services, 1999 to 2000; Chief Operating Officer of Quality Medical Adjudication, Incorporated (QMA) (formerly a wholly-owned subsidiary of the Company) and Vice President of West Coast Operations, 1998 to 1999; Vice President and General Manager of QMA, 1997 to 1998; and Director of Information Systems for QMA, 1996 to 1997. Prior to joining the Company, Mr. Lucia served in various executive positions including Senior Vice President, Operations and Chief Information Officer for Celtic Life Insurance Company and Senior Vice President, Insurance Operations for North American Company for Life and Health Insurance. Mr. Lucia is a Fellow, Life Management Institute (LOMA).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMS Holdings Corp.

Date: April 6, 2005	By:	/s/ Thomas G. Archbold

Thomas G. Archbold
Chief Financial Officer